July 1, 2025

TO THE SHAREHOLDERS OF EUROSEAS LTD.

Enclosed is a Notice of the Annual Meeting of Shareholders of Euroseas Ltd. (the "Company") which will be held at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, on July 23, 2025 at 11:00 AM. The Company's Proxy Statement, annual report on Form 20-F, which contains the Company's audited financial statements for the fiscal year ended December 31, 2024 (the "Annual Report"), and certain other related materials may be found on the Company's website at http://euroseas.agmdocuments.com/agm2025.html. Any shareholder may receive a hard copy of the Company's proxy materials, including its Annual Report, free of charge upon written request to the Company at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece.

At this Annual Meeting of Shareholders (the "Meeting"), shareholders of the Company will consider and vote upon proposals:

1. To elect two Class C Directors to serve for a term of three years until the Company's 2028 Annual Meeting of Shareholders ("Proposal One");

2. To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2025 ("Proposal Two"); and

3. To transact other such business as may properly come before the meeting or any adjournment thereof.

Adoption of Proposal One requires the affirmative vote of a plurality of the votes cast by shareholders entitled to vote and voting at the Meeting. Adoption of Proposal Two requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote and voting at the Meeting.

You are cordially invited to attend the Meeting in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

IT IS IMPORTANT TO VOTE. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.

Very truly yours,

Aristides J. Pittas
Chief Executive Officer

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4 Messogiou & Evropis Street, 151 24 Maroussi, Greece
Tel: +30-211-1804005, Fax: +30-211-1804097
e-mail: aha@euroseas.gr
website: http:///www.euroseas.gr

EUROSEAS LTD.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 23, 2025

NOTICE IS HEREBY given that the Annual Meeting of Shareholders of Euroseas Ltd. (the "Company") will be held on July 23, 2025, at 11:00 AM, at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, for the following purposes, of which items 1 and 2 are more completely set forth in the Proxy Statement:

1. To elect two Class C Directors to serve for a term of three years until the Company's 2028 Annual Meeting of Shareholders ("Proposal One");

2. To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2025 ("Proposal Two"); and

3. To transact other such business as may properly come before the meeting or any adjournment thereof.

The Company's Board of Directors has fixed the close of business on June 25, 2025 as the record date for the determination of the shareholders entitled to receive notice and to vote at the Annual Meeting of Shareholders or any adjournment thereof.

IT IS IMPORTANT TO VOTE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.

The Notice of the Annual Meeting, the Proxy Statement and certain other related materials, such as the Company's annual report on Form 20-F that contains the Company's audited financial statements for the fiscal year ended December 31, 2024 (the "Annual Report"), may be found on the Company's website at http://euroseas.agmdocuments.com/agm2025.html. Any shareholder may receive a hard copy of the Company's proxy materials, including its Annual Report, free of charge upon written request to the Company at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece. If you attend the annual meeting, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Stephania Karmiri
Secretary

June [25], 2025
Maroussi, Greece

EUROSEAS LTD.
4 MESSOGIOU & EVROPIS STREET
151 24 MAROUSSI, GREECE

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 23, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Euroseas Ltd., a Marshall Islands corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, on July 16, 2025, at [11:00] AM, or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Notice of the Annual Meeting and the form of proxy are expected to be mailed to shareholders of the Company entitled to vote at the Meeting on or about July 1, 2025. These materials, together with the Proxy Statement, the Company's annual report on Form 20-F, which contains the Company's audited financial statements for the fiscal year ended December 31, 2024 (the "Annual Report"), and certain other related materials may be found on the Company's website at http://euroseas.agmdocuments.com/agm2025.html. Any shareholder may receive a hard copy of the Company's proxy materials, including its Annual Report, free of charge upon written request to the Company at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece.

VOTING RIGHTS AND OUTSTANDING SHARES

On June 25, 2025 (the "Record Date"), the Company had outstanding 7,006,612 shares of common stock, par value $0.03 per share (the "Common Shares"). Each holder of Common Shares of record at the close of business on the Record Date is entitled to one vote for each Common Share then held. One or more shareholders representing at least a majority of the total votes eligible to be cast at the Meeting that are present in person or by proxy at the Meeting shall be a quorum for the purposes of the Meeting. The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Any proxies returned without instructions will be voted FOR the proposals set forth in the Notice of Annual Meeting of Shareholders.

The Common Shares are listed on the Nasdaq Capital Market under the symbol "ESEA."

REVOCABILITY OF PROXIES

A shareholder giving a proxy may revoke it at any time before it is exercised unless such proxy is irrevocable. A proxy may be revoked by filing with the Secretary of the Company at the Company's executive office, Euroseas Ltd., 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece, a written notice

of revocation by a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company currently has a total of six directors divided into three classes. As provided in the Company's Bylaws, each director is elected to serve for a three-year term and until such director's successor is elected and has qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. The term of our three current Class A Directors expires in 2026, the term of our current Class B director expires in 2027 and the term of our two current Class C Directors expires in 2025. The Board has nominated Mr. George Taniskidis and Mr. Apostolos Tamvakakis for re-election as Class C Directors, whose terms would expire at the Company's 2028 Annual Meeting of Shareholders.

Unless the proxy is marked to indicate that such authorization is expressly withheld, the persons named in the enclosed proxy intend to vote the shares authorized thereby "FOR" the election of the following nominee. It is expected that the nominee will be able to serve, but if before the election it develops that the nominee is unavailable, the persons named in the accompanying proxy will vote for the election of such substitute nominee as the current Board may recommend.

Nominee for Election to the Company's Board of Directors

Information concerning the nominee for Director of the Company is set forth below:

Name	Age	Position
George Taniskidis	64	Class C Director
Apostolos Tamvakakis	67	Class C Director

George Taniskidis has been a member of our Board of Directors since our inception on May 5, 2005, a member of the Board of Directors of EuroDry since May 5, 2018 and Euroholdings since July 31, 2024. He is the Chairman of Optima Bank and Chairman of Core Capital Partners, a consulting firm specializing in debt restructuring. He was Chairman and Managing Director of Millennium Bank and a member of the Board of Directors of BankEuropa (subsidiary bank of Millennium Bank in Turkey) until May 2010. He was also a member of the Executive Committee and the Board of Directors of the Hellenic Banks Association. From 2003 until 2005, he was a member of the Board of Directors of Visa International Europe, elected by the Visa issuing banks of Cyprus, Malta, Portugal, Israel and Greece. From 1990 to 1998, Mr. Taniskidis worked at XIOSBANK (until its acquisition by Piraeus Bank in 1998) in various positions, with responsibility for the bank's credit strategy and network. Mr. Taniskidis studied Law in the National University of Athens and in the University of Pennsylvania Law School, where he received a L.L.M. After law school, he joined the law firm of Rogers & Wells in New York, where he worked until 1989 and was also a member of the New York State Bar Association. He is also a member of the Young Presidents Organization.

Apostolos Tamvakakis has been a member of our Board of Directors since June 25, 2013. Mr. Tamvakakis has also been a member of the Board of Directors of EuroDry Ltd. since May 5, 2018 and

Euroholdings since July 31, 2024. From January 2015 to February 2017 he was independent non-executive Vice Chairman of the Board of Directors of Piraeus Bank. Since July 2012 he participated as a Member of the Board of Directors and Committees in various companies. From December 2009 to June 2012, Mr. Tamvakakis was appointed Chief Executive Officer of the National Bank of Greece. From May 2004 to March 2009, he served as Chairman and Managing Director of Lamda Development, a real estate development company of the Latsis Group and from March 2009 to December 2009, he served on the management team of the Geneva-based Latsis Group, as Head of Strategy and Business Development. From October 1998 to April 2004, he served as Deputy CEO of National Bank of Greece. Prior to that, he worked as Deputy Governor of National Mortgage Bank of Greece, as Deputy General Manager of ABN AMRO Bank, as Manager of Corporate Finance at Hellenic Investment Bank and as Planning Executive at Mobil Oil Hellas. He also served as Vice-Chairman of Athens Stock Exchange, Chairman of the Steering Committee of Interalpha Group of Banks, Chairman of Ethnokarta, National Securities, AVIS (Greece), ETEVA and the Southeastern European Board of the Europay Mastercard Group. Mr. Tamvakakis has also served in numerous boards of directors and committees. He is the Chairman and Managing Partner of EOS Capital Partners Alternative Investment Fund Manager, the investment manager of a private equity fund "EOS Hellenic Renaissance Fund". He holds the positions of Vice Chairman of Gek Terna, Member of the BoD of Quest Holdings, Chairman of the Liquidations Committee of PQH Single Special Liquidation S.A. and member of the Marketing Commission of the Hellenic Olympic Committee. He is a graduate of the Athens University of Economics and has an M.A. in Economics from the Saskatchewan University in Canada with major in econometrics and economics.

Required Vote. Approval of Proposal One will require the affirmative vote of the plurality of the votes cast by shareholders entitled to vote and voting at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED DIRECTOR. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF THE PROPOSED DIRECTOR UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL TWO

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board is submitting for approval at the Meeting the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2025.

Deloitte Certified Public Accountants, S.A. has advised the Company that the firm does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past three fiscal years other than in its capacity as the Company's independent auditors.

All services rendered by the independent auditors are subject to review by the Audit Committee.

Required Vote. Approval of Proposal Two will require the affirmative vote of the majority of the votes cast by shareholders entitled to vote and voting at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE CERTIFIED PUBLIC ACCOUNTANTS, S.A. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A CONTRARY VOTE IS SPECIFIED.

SOLICITATION

The cost of preparing and soliciting proxies will be borne by the Company. Solicitation will be made primarily by mail, but shareholders may be solicited by telephone, e-mail, or personal contact.

EFFECT OF ABSTENTIONS

Abstentions will not be counted in determining whether Proposals One or Two have been approved. They will, however, be counted in determining whether a quorum exists for the Meeting.

OTHER MATTERS

No other matters are expected to be presented for action at the Meeting. Should any additional matter come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons named in the proxy.

By Order of the Directors

Stephania Karmiri
Secretary

July 1, 2025
Maroussi, Greece